UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    May 6, 2009

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01    Other Events.

           On May 6, 2009, the Securities and Exchange Commission (the “SEC”) declared a registration statement filed by the United States Natural Gas Fund, LP (“UNG”) effective which registers 300 million units that are now available for purchase by UNG’s Authorized Purchasers.  UNG previously reported in a current report on Form 8-K filed on May 1, 2009, that it had a limited number of units registered with the SEC that were available for purchase by its Authorized Purchasers, and that a registration statement registering additional units was being reviewed by the SEC, the Financial Industry Regulatory Authority (“FINRA”) and the National Futures Association (“NFA”).  This current report on Form 8-K serves to update the May 1, 2009 Form 8-K to indicate that the registration statement was cleared by the SEC, FINRA and NFA and that the additional units are available for purchase by UNG’s Authorized Purchasers.

Any forward-looking statements in this current report are based on expectations of UNG management at this time. Whether or not actual results and developments will conform to management’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in UNG’s prospectus, general economic, market and business conditions, changes in laws or regulations made by governmental authorities or regulatory bodies, and other world economic and political developments. UNG undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please call:

United States Commodity Funds LLC
John Hyland   (510) 414-5153

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner
Date: May 6, 2009	By:	/s/ Nicholas D. Gerber
Name: Nicholas D. Gerber
Title: Chief Executive Officer